Earnings Call Presentation – 2Q 2023 Second Quarter 2023 Earnings August 7, 2023

Earnings Call Presentation – 2Q 2023 Preliminary Matters 2 Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to: • changes in the frequency and severity of insurance claims; • claim development and the process of estimating claim reserves; • the impacts of inflation; • changes in interest rate environment; • supply chain disruption; • product demand and pricing; • effects of governmental and regulatory actions; • litigation outcomes; • investment risks; • cybersecurity risks; • impact of catastrophes; and • other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”). Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure.

Leading Insurer Empowering Specialty and Underserved Markets

Enabled by a dynamic, diverse, and innovative team who act like owners

KEMPER

KEMPER Auto[1]

Specialty auto insurance for underserved markets; Latino, Hispanic and urban areas

Delivering appropriate and affordable insurance and financial solutions

KEMPER Life[2]

Life insurance for low/modest income customers

Market Characteristics	Sizable Market	Require Unique Expertise	Have Limited or Unfocused Competition	Enable Systematic, Sustainable Competitive Advantages (SSCAs)
Differentiated Capabilities	Low-Cost Management	Ease of Use	Distribution	Product Sophistication

Target top quartile value creation for customers, employees, and shareholders

[1] *Kemper Auto is equivalent to the Specialty Property & Casualty Insurance Segment*
[2] *Kemper Life is equivalent to the Life & Health Insurance Segment*

KEMPER Earnings Call Presentation – 2Q 2023 | 3

Second Quarter 2023 Summary

Underlying combined ratios improved sequentially

2nd Quarter Results	***Profit restoration continues with improvement in underlying results*** • Net loss of $97 million ($1.52/sh), as reported – includes ~$46 million ($0.71/sh) of Personal Insurance goodwill impairment charge • Adjusted consolidated net operating loss[1] of $17 million ($0.26/sh), as reported • Underlying combined ratios improved sequentially: – Specialty P&C improved by 6.0 pts – Preferred P&C improved by 1.5 pts • Total pre-tax current year catastrophe losses of $39 million • Unfavorable prior year reserve development of $26 million, driven by Bodily Injury and Property Damage
Actions Taken	***Aggressively pursuing profit restoration*** • Notable rate approved in California – ~30 pts effective August 4th • Other incremental rate actions: – Specialty P&C Private Passenger Auto (PPA) – Filed an additional 15% increase on 36% of the book – Preferred P&C Personal Passenger Auto – Filed an additional 15% increase on 14% of the book • Earn-in of additional approved rate: – Specialty P&C Private Passenger Auto – 13 pts to earn in over the next 6 months – Preferred P&C Personal Passenger Auto – 8 pts to earn in over the next 6 months • LAE, expense, and real estate initiatives in line with planned targets • Completed the strategic review of Preferred P&C[2] – wind-down initiated
Balance Sheet Strength	***Capital and liquidity positions enable the company to navigate current environment*** • Holding company liquidity of approximately $1 billion remains a source of strength for subsidiaries • Insurance companies are appropriately capitalized

[1] Non-GAAP financial measure; please see reconciliation in appendix on pages 20-26
[2] Preferred P&C is represented by Kemper Personal Insurance

KEMPER
Earnings Call Presentation – 2Q 2023 | 4

Earnings Call Presentation – 2Q 2023 Second Quarter 2023 Financial Summary 5 Focus remains on restoring business to profitability Continuing to take rate, non-rate, and cost structure actions to restore profitability Quarter Ended ($ in millions, except per share amounts) Jun 30, 2023 Jun 30, 2022 Net Loss – Per Diluted Share $(1.52) $(1.13) Adj. Consolidated Net Operating Loss – Per Diluted Share1 $(0.26) $(0.58) Tangible Book Value – Per Diluted Share1 $26.66 $31.21 Return on Avg. Tangible Common Equity1 (16.6)% (15.4)% Dividends Paid to Shareholders Per Share $0.31 $0.31 Life Face Value of In-Force YoY Growth / (Decline) (0.6)% 1.0% Specialty P&C Earned Premium YoY Growth / (Decline) (10.7)% 3.4% Specialty P&C PIF YoY Growth / (Decline) (26.4)% (9.1)% 1 Non-GAAP financial measure; please see reconciliation in appendix on pages 20-26

Earnings Call Presentation – 2Q 2023 Kemper P&C Business Reserve Update 6 Unanticipated extension in claim reporting timelines with more claims closing with payment Prior year adverse development of approximately $26 million • Specialty P&C1 adverse development of $24 million ̶ Private Passenger Auto development was primarily the result of Bodily Injury and Property Damage loss activity during the second half of 2022 • Elongated development patterns • More claims closing with payment ̶ Commercial Vehicle development driven by adverse Bodily Injury • Preferred P&C2 adverse development of $2 million ̶ Private Passenger Auto development related to Bodily Injury from 4Q’22 Quickly recognized and reacted to pattern changes to address impact of evolving trends 1 Specialty P&C is represented by the Kemper Auto Brand 2 Preferred P&C is represented by Kemper Personal Insurance

Earnings Call Presentation – 2Q 2023 1. Highlights • No change to earnings guidance • Business expected to reach target returns in 2024 • Balancing unit suppression while returning to target ROE ̶ Disciplined new business approach • Environment continues to be dynamic 2. Risks • Frequency materially above 2019 levels • Unanticipated increases in severity • Weather / event-risk • Changes to loss development patterns No change to previously provided guidance; business expected to reach target returns in 2024 Specialty P&C Path to Underwriting Profit Overcoming loss cost pressures through rate, non-rate, and expense actions 7 Fighting loss cost pressure through rate, non-rate, nd expense actions

Earnings Call Presentation – 2Q 2023 Forecasting underwriting improvement in 2023 due to rate and non-rate actions taken Specialty P&C Path to Underwriting Profit On track to deliver previously issued guidance 8 1H’23 Actuals and Assumptions Included in Combined Ratio Guidance1 2Q’23 Actual 3Q’23 Estimate Earned Rate 5 pts 4 – 5 pts Frequency (3) pts 0 – 1 pts Severity (4-9% annual inflation) 2 pts 1 – 2 pts Net Loss Trend (1) pts 1 – 3 pts Expense Savings 0 pts 0 pts Catastrophe Losses 2 pts 0 – 1 pts PY & CYPQ Development2 2 pts 0 pts 1 Not normalized; intra-year development assumed to be zero. Figures are approximated. 2 Denotes Prior Year & Current Year Prior Quarter Development (intra-year development) • No change to earnings guidance • 3Q'23 underlying combined ratio between 99% – 101% • 2024 Return on Equity (ROE) equal to or greater than 10%

Earnings Call Presentation – 2Q 2023 Strategic Initiatives Update 9 Projects proceeding to expectations On track to realize benefits of strategic initiatives 1. Establishment of Reciprocal Exchange Structure: • Approval received for the formation of Kemper Reciprocal • On track to write business in the structure during 3Q’23 2. Expect Bermuda Optimization effort to release an additional $200+ million in Life dividends to parent in 2H'23 3. Strategic Review of Preferred P&C¹: • Business will be wound down; focus will be on our people, policyholders, and working with our regulators to achieve the best possible outcome • Wind-down will redeploy greater than $300 million in capital ̶ Anticipate a release of $170 million by year-end 2024 and additional $120 million by year-end 2025 • Allows Kemper to focus on its core Specialty P&C and Life & Health businesses 4. Streamlining Cost Structure: • On track to provide greater than $125 million of run-rate savings by year-end 2023 and $150 million or greater in annual benefits by 2025 1 Preferred P&C is represented by Kemper Personal Insurance

Earnings Call Presentation – 2Q 2023 Streamlining Our Cost Structure 10 Advancing differentiated capabilities to strengthen systematic, sustainable competitive advantages Initiatives accelerate return to profitability and are on track to meet targeted savings 87 117 61 150 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 FY'24-FY'25 Proj. Prog. Total Run Rate Program Savings ($ in millions)• Restructuring and integration pre-tax charges of $150 – $200 million will produce annualized savings of $150 million or greater • Since its inception, this program has driven total run rate savings of $117 million, and we have incurred total pre-tax charges of $95 million (Pre-tax, $ in millions) 2Q’23 Run Rate Total Program % Reached R u n R at e S av in gs Loss Adjustment Expense (LAE) Improvements $49 $80 – $120 41% – 61% Enterprise Expense Initiatives (ex-Real Estate & LAE) $57 $60 – $70 81% – 95% Real Estate Optimization $11 $10 110% Total Run Rate Program Savings $117 $150+ 59% – 78% Cumulative Earned on Run Rate Savings $57 Cumulative Associated Charges $95 $150 – $200 48% – 63%

Earnings Call Presentation – 2Q 2023 410 355 340 355 645 635 285 365 330 220 240 245 2018 2019 2020 2021 2022 2Q'23 Well-Capitalized Insurance Subsidiaries 11 Continued access to significant sources of liquidity Profit initiatives underway to restore cash flow from operating activities and return debt-to-capital to target range of 17% to 22% 23.1% 17.6% 23.2% 24.1% 30.3% 31.7% 2018 2019 2020 2021 2022 2Q'23 Debt-to-Capital 3 Parent Company Liquidity Risk-Based Capital Ratios¹ $540 $660 $700 $704 $918 $750 $101 $207 $733 $234 $418 $220 $641 $867 $1,433 $938 $1,336 $970 2018 2019 2020 2021 2022 2Q'23 (% ) Debt Cash Flow from Operating Activities ($ in m ill io n s) $539 $534 $448 $351 $(210) $(186) 2018 2019 2020 2021 2022 2Q'23 TTM HoldCo Cash & Investments Borrowings Available Under Credit Agreement & from Subs P&C (ex. AACC) Life2 1 2Q’23 Risk-Based Capital Ratios are calculated at the Company Action Level and are estimated; actual RBC levels are likely to differ, but will not be known prior to August 7, 2023 | 2 Life Risk-Based Capital Ratios exclude business ceded to Kemper Bermuda Ltd. (KBL) | 3 Excludes AOCI: closely aligns with rating agencies and post-LDTI implementation ($ in m ill io n s)

Earnings Call Presentation – 2Q 2023 Diversified Investment Portfolio with Consistent Returns 12 55% 16% 8% 6% 4% 6% 5% Other States/ Munis COLI 72% 24% 3% 1% Diversified and Highly-Rated Portfolio Fixed Maturity Ratings $6.9 Billion A or Higher ≤ CCCB / BB BBB • High-quality and liquid portfolio provides consistent net investment income; 72% of fixed income portfolio rated A or higher • Strong ALM philosophy that mitigates long- term economic and short-term valuation mismatches • 4.5% PTE annualized book yield • Average Investment Grade new money yields of 5.0% – 6.0% $85 $90 $95 $98 $97 $34 $8 $11 $4 $9 $119 $98 $106 $102 $106 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Core Portfolio Alternative Inv. Portfolio Net Investment Income Highlights Corporates Alternatives U.S Gov’t Portfolio Composition1 Pre-Tax Equiv. Annualized Book Yield $8.9 Billion Short Term 1 Other category includes Equity Securities, which excludes $111 million of Other Equity Interests of LPs/LLCs that have been reclassified into Alternative Investments; COLI represents Company Owned Life Insurance 5.0% 4.2% 4.6% 4.4% 4.5% 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 ($ in m ill io n s)

Earnings Call Presentation – 2Q 2023 19.0% 54.8% ~56% 9.1% 29.9% ~54% 2.4% 17.4% ~23% 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23E Filed Rate Written Rate Earned Rate Specialty Property & Casualty Insurance Segment 13 Underlying combined ratio improved 6 pts sequentially 108.8 106.8 107.8 108.0 102.0 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Underlying Combined Ratio2 (% ) Highlights • Sequential improvement driven by normalizing environment, additional earned rate, and benefits from underwriting actions • Offsetting loss trend patterns: ̶ Bodily injury coverage increasing; physical damage decreasing • 30% California rate approval (covers all PPA), effective in August • Catastrophe losses of $17 million driven by Florida floods and Texas hailstorms Metrics ($ in millions) 2Q’23 2Q’22 Change vs. 2Q’22 Earned Premiums $932 $1,044 (10.7)% Underlying Loss & LAE Ratio2 81.9% 89.1% (7.2)pts Expense Ratio 20.1% 19.7% 0.4pts Policies In-Force (000s) 1,501 2,040 (26.4)% Cumulative PPA Rate Activity Since 2Q’211 1 Represents the cumulative weighted average rate impact of actual filings on the total book 2 Non-GAAP financial measure; see reconciliation in appendix on pages 20-26 Committed to reaching target profitability in 2024 through dynamic environment

Earnings Call Presentation – 2Q 2023 Preferred Property & Casualty Insurance Segment 14 Profit actions leading to sequential improvement in underlying combined ratio 113.0 115.4 118.3 111.8 111.0 92.3 85.9 89.2 77.8 74.9 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Underlying Combined Ratio2 Auto Home & Other Highlights • Underlying combined ratio improved sequentially due to additional earned rate, non- rate changes, and expense efficiencies • Catastrophe losses of $21 million driven by Midwest hail and windstorms (% )Metrics ($ in millions) 2Q’23 2Q’22 Change vs. 2Q’22 Auto Earned Premiums $76 $94 (19.1)% Policies In-Force (000s) 135 184 (26.6)% Home & Other Earned Premiums $57 $56 1.8% Policies In-Force (000s) 150 193 (22.3)% Cumulative PPA Rate Activity Since 2Q’211 Committed to thoughtful and efficient transition and wind-down of the business 1 Represents the cumulative weighted average rate impact of actual filings on the total book 2 Non-GAAP financial measure; see reconciliation in appendix on pages 20-26 14.5% 34.5% ~43% 6.6% 23.2% ~28% 1.3% 10.0% ~14% 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23E Filed Rate Written Rate Earned Rate

Earnings Call Presentation – 2Q 2023 Life & Health Insurance Segment 15 Business trends remain stable; mortality frequency below pre-pandemic levels Business continues to generate strong returns on capital and distributable cash flows $104 $102 $117 $99 $102 $62 $52 $52 $50 $47 $166 $154 $169 $149 $149 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Revenues3 ($ in millions) Earned Premiums Net Investment Income • Effective January 1, 2023, financials reflect recently issued LDTI accounting pronouncement • Issued premium is up 0.5%; persistency is aligned with pre-pandemic levels • Lowest level of mortality frequency in over 10 years; 12% below 2018 and 2019 averages • Year-over-year, the average incurred gross death benefit is down 1.1% • New money yields are at or above spread assumptions Highlights Metrics1 ($ in millions, except per policy amounts) 2Q’23 2Q’22 Change vs. 2Q’22 L&H Net Operating Income $9 $20 (55.0)% Life Face Value of In-Force $20,052 $20,176 (0.6)% Avg. Face Value per Policy $6,313 $6,206 1.7% Avg. Premium per Policy Issued2 $598 $572 4.5% 1 Excludes Reserve National | 2 Annual basis 3 Excludes other income and solar credit impairment, Reserve National revenues due to sale, and reflects accounting under new accounting standard (ASU 2018-12)

Earnings Call Presentation – 2Q 2023 On Track to Return to Profitability in 2023 / Target ROE in 2024 16 Committed to delivering value to shareholders Key Takeaways • Approximately 30 pts of Specialty PPA rate approved in California effective August 4th • Operating environment continues to be defined by dynamic / evolving behavior and severity patterns ̶ Pattern change examples: buying, retention, driving, claim notice, service utilization, litigation, etc. • Rate and non-rate actions continuing to positively impact profit restoration • Restructuring and integration initiatives on track to produce targeted expense savings • Preferred P&C1 strategic review completed; thoughtful and efficient execution wind-down initiated 1 Preferred P&C is represented by Kemper Personal Insurance

Earnings Call Presentation – 2Q 2023 Appendix 17

Earnings Call Presentation – 2Q 2023 18 Elevated Auto Severity Persists Due to Continued Inflationary Pressures • Physical damage severity remains elevated due to higher used car values, replacement parts, and labor costs – Body Work-related costs steadily increased in 2Q, growing nearly double the rate of US Core Inflation – Value of used cars surged in 2Q and has significantly outpaced other severity inputs since the beginning of 2021 • Casualty severity continued to temper in 2Q but remains elevated due to more severe injuries, medical inflation, and greater attorney representation Source: U.S. Bureau of Labor Statistics. Price Indices (Indexed to Q4 2018) 90 100 110 120 130 140 150 160 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2019 2020 2021 2022 2023 MV Body Work Used Car & Truck Medical Care Core CPI 135 146 112 119 Source: U.S. Bureau of Labor Statistics

Earnings Call Presentation – 2Q 2023 2023 Reinsurance Program 19 Renewed Catastrophe XoL Reinsurance; discontinued the Catastrophe Aggregate for 2023 • Policy placed at 01/01/23 ̶ New limit aligned with risk-appetite to cover 1-in-200 occurrence ̶ Minimizes rating agency cost of capital Catastrophe Excess of Loss Program (XOL): • Total coverage: 95% of $275 million in excess of $50 million • Purchased limit was reduced by $25 million versus the prior year due to exposure changes and model enhancements • Total cost increased by $3.7 million1 from 2022 Catastrophe Aggregate Program: • Program was discontinued for 2023 HighlightsCatastrophe Reinsurance Program (Multi-Year) 1 Includes year-end 2022 treaty adjustment for 2021 and 2022 treaty years

Earnings Call Presentation – 2Q 2023 Non-GAAP Financial Measures 20 Book Value Per Share Excluding Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity excluding goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. Book Value Per Share Excluding Goodwill is a common measure used by analysts and investors to compare similar companies. Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized losses on fixed income securities and the change in discount rate on future life policyholder benefits by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized losses on fixed income securities and the change in discount rate on future life policyholder benefits in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities, the Change in Discount Rate on Future Life Policyholder Benefits and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

Earnings Call Presentation – 2Q 2023 Non-GAAP Financial Measures 21 Adjusted Consolidated Net Operating Loss is an after-tax, non-GAAP financial measure and is computed by excluding from Net Loss the after-tax impact of: (i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities; (ii) Net Realized Investment Gains (Losses); (iii) Impairment Losses; (iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs; (v) Debt Extinguishment, Pension and Other Charges; (vi) Goodwill Impairment Charges; and (vii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Loss. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Loss for the three months ended June 30, 2023 or 2022. Kemper believes that Adjusted Consolidated Net Operating Loss provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Gains (Losses) related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transactions, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. Goodwill impairment charges are excluded because they are infrequent and non-recurring charges. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of the Kemper businesses. Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.

Earnings Call Presentation – 2Q 2023 Non-GAAP Financial Measures 22 Book Value As of ($ per share) June 30, 2023 June 30, 2022 Book Value $39.22 $44.54 Less: Net Unrealized Losses on Fixed Maturities 6.96 7.22 Book Value Excluding Net Unrealized Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits $46.18 $51.76 Less: Goodwill (19.52) (20.55) Book Value Excluding Net Unrealized Losses on Fixed Maturities, Changes in the Discount Rate on Future Life Policyholder Benefits, and Goodwill $26.66 $31.21

Earnings Call Presentation – 2Q 2023 Non-GAAP Financial Measures 23 Return on Equity As of June 30, 2023 June 30, 2022 Rolling 12 Months Return on Average Shareholders' Equity (5-point Average) (11.4)% (10.7)% Less: Net Unrealized Losses on Fixed Maturities 1.7 1.1 Rolling 12 Months Return on Average Shareholders' Equity Excluding Net Unrealized Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits (5-point Average) (9.7)% (9.6)% Less: Goodwill (6.9) (5.8) Rolling 12 Months Return on Average Shareholders' Equity Excluding Net Unrealized Losses on Fixed Maturities, Changes in the Discount Rate on Future Life Policyholder Benefits, and Goodwill (5-point Average) (16.6)% (15.4)%

Earnings Call Presentation – 2Q 2023 Non-GAAP Financial Measures 24 Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share. Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized investment gains (losses), impairment losses related to investments, acquisition related transaction, integration and other costs, loss from early extinguishment of debt, and goodwill impairment charges included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Three Months Ended ($ per share) June 30, 2023 June 30, 2022 Net Loss – Diluted $(1.52) $(1.13) Net Loss (Income) From: Change in Fair Value of Equity & Convertible Securities (0.03) 0.50 Net Realized Investment Losses (Gains) 0.20 (0.13) Impairment Losses 0.02 0.06 Acquisition and Disposition Related Transaction, Integration, Restructuring, and Other Costs 0.36 0.12 Debt Extinguishment, Pension, and Other Charges - - Goodwill Impairment Charge 0.71 - Adjusted Consolidated Net Operating Loss – Diluted $(0.26) $(0.58)

Non-GAAP Financial Measures

Underlying Combined Ratio

	Three Months Ended				
	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Specialty P&C Insurance					
Combined Ratio as Reported	106.5%	112.1%	108.8%	107.6%	108.0%
Current Year Catastrophe Losses and LAE Ratio	(1.9)	(0.9)	0.0	(1.5)	(0.6)
Prior Years Non-Catastrophe Losses and LAE Ratio	(2.7)	(3.3)	(1.0)	0.7	1.4
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1	0.0	0.0	0.0
Underlying Combined Ratio	102.0%	108.0%	107.8%	106.8%	108.8%
Preferred P&C Insurance					
Combined Ratio as Reported	112.9%	116.6%	111.2%	110.1%	121.7%
Current Year Catastrophe Losses and LAE Ratio	(16.0)	(12.4)	(6.3)	(7.2)	(15.7)
Prior Years Non-Catastrophe Losses and LAE Ratio	(5.5)	(5.0)	0.6	0.2	(1.2)
Prior Years Catastrophe Losses and LAE Ratio	4.2	(2.1)	1.1	0.5	0.5
Underlying Combined Ratio	95.6%	97.1%	106.6%	103.6%	105.3%
Preferred Auto					
Combined Ratio as Reported	118.9%	117.6%	118.9%	116.9%	114.7%
Current Year Catastrophe Losses and LAE Ratio	(2.1)	(1.5)	(0.7)	(1.2)	(1.7)
Prior Years Non-Catastrophe Losses and LAE Ratio	(7.3)	(3.7)	(0.1)	(0.2)	0.0
Prior Years Catastrophe Losses and LAE Ratio	1.5	(0.6)	0.2	(0.1)	0.0
Underlying Combined Ratio	111.0%	111.8%	118.3%	115.4%	113.0%
Preferred Home & Other					
Combined Ratio as Reported	104.8%	115.4%	99.8%	100.0%	133.3%
Current Year Catastrophe Losses and LAE Ratio	(34.6)	(26.7)	(14.5)	(16.2)	(39.2)
Prior Years Non-Catastrophe Losses and LAE Ratio	(3.2)	(6.8)	1.6	0.8	(3.2)
Prior Years Catastrophe Losses and LAE Ratio	7.9	(4.1)	2.3	1.3	1.4
Underlying Combined Ratio	74.9%	77.8%	89.2%	85.9%	92.3%

KEMPER

Earnings Call Presentation – 2Q 2023 | 25

Earnings Call Presentation – 2Q 2023 Non-GAAP Financial Measures 26 Life & Health Revenue Reconciliation Three Months Ended ($ in millions) 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Earned Premiums Earned Premiums – As Reported $102.2 $99.3 $142.6 $142.1 $144.0 Less: Reserve National Earned Premiums - - 25.6 40.2 39.8 Adjusted Earned Premiums $102.2 $99.3 $117.0 $101.9 $104.2 Net Investment Income Net Investment Income – As Reported $47.1 $49.8 $52.6 $52.6 $61.9 Less: Reserve National Net Investment Income - - 0.2 0.3 0.3 Adjusted Net Investment Income $47.1 $49.8 $52.4 $52.3 $61.6